                                                                    Exhibit 99.3

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

       The following unaudited pro forma financial statements give effect to the acquisition by DSET Corporation of ISPSoft Inc. in a transaction to be accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of DSET Corporation and ISPSoft Inc. incorporated by reference or appearing elsewhere in the joint proxy statement/prospectus contained in DSET's Registration Statement on Form S-4 (File No. 333-65898) and has been prepared to reflect the acquisition by DSET Corporation of ISPSoft Inc. as of September 30, 2001. The unaudited pro forma statement of operations is based on the individual statements of operations of DSET Corporation and of ISPSoft Inc. incorporated by reference or appearing elsewhere in the joint proxy statement/prospectus contained in DSET's Registration Statement on Form S-4 (File No. 333-65898) and combines the results of operations of DSET Corporation and ISPSoft Inc. (acquired by DSET Corporation on January 31, 2002) for the year ended December 31, 2000 and the nine months ended September 30, 2001 as if the acquisition occurred on January 1, 2000. On August 8, 2001 the Board of Directors of DSET declared a one-for-four reverse stock split to holders of record as of the close of trading on August 21, 2001. All references to number of shares and per share information in the unaudited pro forma financial statements have been adjusted to reflect the stock split on a retroactive basis.

       DSET expects to incur merger-related pre-tax charges covering the costs of the merger principally in the quarter in which the merger is consummated. Such pre-tax charges, which are currently estimated to be in the range of $1.7 million, will primarily consist of the direct costs of the merger, including fees to financial advisors, legal counsel and independent accountants and printing and other fees and expenses relating to holding a meeting of shareholders and preparing the joint proxy statement/prospectus contained in DSET's Registration Statement on Form S-4 (File No. 333-65898). Moreover, additional unanticipated expenses may be incurred in connection with this transaction.

       The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the merger had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of future operating results or financial position of DSET. No material pro forma adjustments are required to conform the financial reporting policies of DSET and ISPSoft for the periods presented. However, on a prospective basis, DSET will review the accounting practices of ISPSoft to ensure consistency with those of DSET. The pro forma financial information does not give effect to any costs savings, which may result from the integration of DSET and ISPSoft operations, nor are there any tax benefits that may result from operating losses of ISPSoft.

                        DSET CORPORATION AND SUBSIDIARIES
                        UNAUDITED PRO FORMA BALANCE SHEET
                            As of September 30, 2001

                                                        Historical                          ProForma
                                                -----------------------------   --------------------------------
                                                    DSET(1)      ISPSoft(1)      Adjustments(3)       Combined
                                                ------------- ---------------   ----------------    ------------
                    ASSETS
Current assets:
   Cash and cash equivalents................    $ 17,294,360     $   133,365        $(3,150,000)(A) $ 14,277,725
   Marketable securities....................       1,071,011              --                 --        1,071,011
   Accounts receivable......................         839,341              --                 --          839,341
   Income Taxes receivable..................         396,851              --                 --          396,851
   Prepaid licenses.........................         923,685              --                 --          923,685
   Prepaid expenses and other current
     assets.................................         836,625          22,548           (300,000)(C)      559,173
                                                ------------     -----------       ------------    -------------
       Total current assets.................      21,361,873         155,913         (2,650,000)      18,867,786
   Acquired technology, net.................              --              --          4,500,000(B)     4,500,000
   Fixed assets, net........................       2,421,391         348,902                 --        2,770,293
   Goodwill, net............................          28,507              --         10,627,873(B)    10,656,380
   Loans to ISPSoft Inc.....................       2,250,000              --         (2,250,000)(F)           --
   Other assets, net........................         444,642          50,262            500,000(B)       994,904
                                                ------------     -----------       ------------    -------------
       Total assets.........................    $ 26,506,413     $   555,077        $ 9,927,873     $ 36,989,363
                                                ============     ===========        ============    =============

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued
     expenses...............................    $  3,790,827     $   511,639        $ 1,400,000(C)  $         --
                                                          --              --            500,000(D)     6,202,466
   Accrued restructuring expenses...........       2,464,782              --                 --        2,464,782
   Deferred revenues........................       3,030,343              --                 --        3,030,343
   Dividend payable.........................              --         482,955           (482,955)(E)           --
   Current portion of notes payable.........         484,466       3,575,000         (2,250,000)(F)    1,809,466
   Current portion of capital lease
     obligation.............................         138,367           6,483                 --          144,850
                                                ------------     -----------       ------------    -------------
       Total current liabilities............       9,908,785       4,576,077           (832,955)      13,651,907
                                                ------------     -----------       ------------    -------------
Deferred rent...............................         538,613              --                 --          538,613
Capital lease obligation....................         318,587           5,565                 --          324,152
                                                ------------     -----------       ------------    -------------
       Total liabilities....................      10,765,985       4,581,642           (832,955)      14,514,672
                                                ------------     -----------       ------------    -------------
Redeemable preferred stock..................              --       4,000,000         (4,000,000)(G)           --
Commitments and contingencies
Shareholders' equity:
   Preferred stock..........................              --       1,200,000         (1,200,000)(G)           --
   Common stock.............................      50,146,240       1,256,717         (1,256,717)(G)           --
                                                          --              --          6,378,076(H)            --
                                                          --              --            675,187(I)    57,199,503
   Note receivable..........................              --        (135,000)                --         (135,000)
   Deferred stock compensation..............         (13,631)       (458,095)          (184,000)(B)           --
                                                                                        458,095(G)      (197,631)
   Accumulated deficit......................     (34,208,959)     (8,890,187)         8,890,187(G)   (34,208,959)
   Accumulated other comprehensive
     income.................................           7,701              --                 --            7,701
   less: Treasury stock.....................        (190,923)     (1,000,000)         1,000,000(G)      (190,923)
                                                ------------     -----------       ------------    -------------
       Total shareholders' equity...........      15,740,428      (8,026,565)        14,760,828       22,474,691
                                                ------------     -----------       ------------    -------------
       Total liabilities and
         shareholders' equity...............    $ 26,506,413     $   555,077       $  9,927,873    $  36,989,363
                                                ============     ===========       ============    =============


              See notes to Unaudited Pro Forma Financial Statements

                        DSET CORPORATION AND SUBSIDIARIES
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 2001

                                                    Historical                             ProForma
                                         ------------------------------         -------------------------------
                                             DSET(1)         ISPSoft(1)         Adjustments(4)       Combined
                                          ------------      -----------         --------------     ------------
Revenues:
   License revenues..................... $   2,337,019       $        --          $      --       $  2,337,019
   Service revenues.....................     5,709,521                --                 --          5,709,521
                                          ------------       -----------          ---------       ------------
       Total revenues...................     8,046,540                --                 --          8,046,540
                                          ------------       -----------          ---------       ------------
Cost of revenues:
   License revenues.....................     1,156,874                --                 --          1,156,874
   Service revenues.....................     4,638,762                --                 --          4,638,762
                                          ------------       -----------          ---------       ------------
       Total cost of revenues...........     5,795,636                --                 --          5,795,636
                                          ------------       -----------          ---------       ------------
       Gross profit.....................    2,250,904                --                 --          2,250,904
                                          ------------       -----------          ---------       ------------
Operating expenses:
   Sales and marketing..................     5,951,936                --                 --          5,951,936
   Research and product development.....     8,595,005         2,319,176             19,000(K)      10,933,181
   General and administrative...........     4,383,867         2,017,068            100,000(J)              --
                                                    --                --             19,000(K)       6,519,935
   Bad debt expense.....................       986,708                --                 --            986,708
   Amortization of goodwill and other
     intangibles........................       273,581                --                 --            273,581
   Restructuring and other charges......    14,789,014                --                 --         14,789,014
                                          ------------       -----------          ---------       ------------
       Total operating expenses.........    34,980,111         4,336,244            138,000         39,454,355
                                          ------------       -----------          ---------       ------------
       Operating loss...................   (32,729,207)       (4,336,244)          (138,000)       (37,203,451)
Interest expense and other income
   (expense)............................       (26,043)         (116,924)                --           (142,967)
Interest income and realized gains
   and losses on marketable
   securities...........................     1,363,045            14,647           (167,000)(L)      1,210,692
                                          ------------       -----------          ---------       ------------
Loss before income taxes................   (31,392,205)       (4,438,521)          (305,000)       (36,135,726)
Provision for income taxes..............       252,200                --                 --            252,200
                                          ------------       -----------          ---------       ------------
Net loss................................  $(31,644,405)      $(4,438,521)         $(305,000)      $(36,387,926)
                                          ============       ===========          =========       ============
Dividends on Series B preferred stock...            --          (256,410)           256,410(M)              --
                                          ------------       -----------          ---------       ------------
Net loss applicable to common
   stockholders.........................  $(31,644,405)      $(4,694,931)         $ (48,590)      $(36,387,926)
                                          ============       ===========          =========       ============
Net loss per common share-- basic and
   diluted..............................  $     (10.90)                                           $      (7.02)
                                          ============                                            ============
Weighted average number of common
   shares and common equivalent
   shares outstanding...................     2,903,228                                               5,184,372
                                          ============                                            ============


              See notes to Unaudited Pro Forma Financial Statements

                                DSET CORPORATION
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2000

                                                   Historical                             ProForma
                                          ------------------------------       -------------------------------
                                             DSET(1)          ISPSoft(1)       Adjustments(4)       Combined
                                          ------------       -----------       --------------    -------------
Revenues:
   License revenues..............         $ 32,850,731       $        --          $      --      $  32,850,731
   Service revenues..............           14,191,535                --                 --         14,191,535
                                          ------------       -----------          ---------       ------------
       Total revenues............           47,042,266                --                 --         47,042,266
                                          ------------       -----------          ---------       ------------
Cost of revenues:
   License revenues..............            3,990,728                --                 --          3,990,728
   Service revenues..............           11,131,206                --                 --         11,131,206
                                          ------------       -----------          ---------       ------------
       Total cost of revenues....           15,121,934                --                 --         15,121,934
                                          ------------       -----------          ---------       ------------
   Gross profit..................           31,920,332                --                 --         31,920,332
                                          ------------       -----------          ---------       ------------
Operating expenses:
   Sales and marketing...........           12,128,855                --                 --         12,128,855
   Research and product
     development.................           18,467,309         1,704,631             57,000(K)      20,228,940
   General and administrative....            6,925,389         1,294,543            400,000(J)              --
                                                    --                --             57,000(K)       8,676,932
   Bad debt expense and other
     charges.....................           13,378,237                --                 --         13,378,237
   Amortization of goodwill and
     other intangibles...........              418,736                --                 --            418,736
   Restructuring and other
     charges.....................            2,248,100                --                 --          2,248,100
                                          ------------       -----------          ---------       ------------
       Total operating expenses..           53,566,626         2,999,174            514,000         57,079,800
                                          ------------       -----------          ---------       ------------
       Operating loss............          (21,646,294)       (2,999,174)          (514,000)       (25,159,468)
(Interest expense and other
   income (expense)..............             (182,857)               --                 --           (182,857)
Interest income and realized
   gains and losses on
   marketable securities.........            2,114,159            87,004           (223,000)(L)      1,978,163
                                          ------------       -----------          ---------       ------------
Loss before income taxes.........          (19,714,992)       (2,912,170)          (737,000)       (23,364,162)
(Benefit) from income taxes......             (902,631)               --                 --           (902,631)
                                          ------------       -----------          ---------       ------------
Net loss.........................         $(18,812,361)      $(2,912,170)         $(737,000)      $(22,461,531)
                                          ============       ===========          =========       ============
Dividends on Series B preferred
   stock.........................                   --          (226,545)           226,545(M)              --
                                          ------------       -----------          ---------       ------------
Net loss applicable to common
   stockholders..................         $(18,812,361)      $(3,138,715)         $(510,455)      $(22,461,531)
                                          ============       ===========          =========       ============
Net loss per common share--
   basic and diluted.............         $      (6.61)                                           $      (4.38)
                                          ============                                            ============
Weighted average number of
   common shares and common
   equivalent shares outstanding..           2,846,959                                               5,128,103
                                          ============                                            ============



              See notes to Unaudited Pro Forma Financial Statements

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. These columns reflect the historical financial position and results of operations of DSET and ISPSoft.

2. For the purpose of these pro forma financial statements, equity consideration has been calculated based on Emerging Issues Task Force ("EITF") 99-12, "Accounting for Formula Arrangements under EITF 95-19". For this calculation, DSET used the average market price for a few days before and after the merger was agreed to and announced, June 26, 2001.

       Common shares of ISPSoft at September 30, 2001 (including the preferred stock            24,847,073
          on an as-converted to common stock basis)..................................
       Common stock exchange ratio per share.........................................             0.086844
                                                                                           ---------------
       Equivalent DSET common shares.................................................            2,157,837
       DSET common stock to be issued to holders of Series B Preferred Stock.........              123,306
                                                                                           ---------------
              Total DSET common shares to be issued..................................            2,281,143
       DSET common stock share price based on the average closing price based on a
          few days before and after the merger was agreed to and announced...........      $         2.796
                                                                                           ---------------
              Sub-total-- DSET common stock equity consideration.....................      $     6,378,076
       ISPSoft common stock options to be replaced by DSET stock options.............            2,781,010
       DSET common stock exchange ratio per share....................................              .086844
                                                                                           ---------------
       DSET common stock options resulting from the conversion of ISP common stock
          options in the merger......................................................              241,483
       Estimated fair value per option...............................................      $         2.796
                                                                                           ---------------
              Sub-total-- DSET common stock options equity consideration.............      $       675,187
       Cash consideration............................................................      $     1,000,000
       Liability for earn-out payments...............................................      $       500,000
       Estimated professional fees...................................................      $     1,700,000
                                                                                           ---------------
              Sub-total-- Estimated payments.........................................      $    10,253,263
       Net liabilities of ISPSoft....................................................      $     2,083,610
       Additional liabilities through consummation date..............................      $     2,150,000
       Assumption of Lucent Promissory Note..........................................      $       400,000
       Assumption of Signal Lake Promissory Note.....................................      $       400,000
       Assumption of other Notes.....................................................      $       525,000
                                                                                           ---------------
              Sub-total-- Net liabilities of ISPSoft.................................      $     5,558,610
              Total Consideration....................................................      $    15,811,873
       Pro forma adjustments relating to:
       Acquired technology...........................................................      $    (4,500,000)
       Covenant not to compete.......................................................      $      (500,000)
       Deferred stock compensation...................................................      $      (184,000)
                                                                                           ---------------
       Preliminary goodwill..........................................................      $    10,627,873
                                                                                           ---------------


       Upon closing of the merger, the total consideration will be allocated to the specific identifiable tangible and intangible assets and liabilities of ISPSoft after the completion of third-party appraisals during the allocation period specified by Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." A preliminary allocation of the purchase price has been made to certain identifiable tangible and intangible assets based on information available to the management of DSET at the date of the preparation of the accompanying pro forma financial statements. The final purchase accounting allocation may also include certain charges to net income relating to acquired technology.

3. The following adjustments were made to the balance sheet as of September 30, 2001 to give effect to the transaction:

             A) Cash consideration to be paid by DSET.

             B) To record the acquired technology, goodwill, covenant not to compete and deferred stock compensation.

             C) Estimated professional fees to financial advisors, legal counsel and accountants totaling $1.7 million of which $300,000 has been incurred through September 30, 2001 and recorded in prepaid expenses and other current assets.

             D) Additional consideration in cash or shares expected to be paid based on future sales from ISPSoft products. In accordance with EITF 00-19, this is recorded as a liability due to the fact that the number of shares to be issued as of the announcement date is unknown.

             E) Elimination of ISPSoft dividends accrued on Series B Preferred
                Stock as these amounts will be converted to DSET common stock.

             F) Elimination of amounts advanced by DSET to ISPSoft.

             G) Elimination of the historical equity accounts of ISPSoft.

             H) Total common stock equity consideration.

             I) Total common stock options consideration.

4. The following adjustments were made to the income statement for the nine-months ended September 30, 2001 and for the year ended December 31, 2000 to give effect to the transaction:

             J) Amortization of the covenant not to compete is based on the contractual useful life of fifteen months.

             K) Amortization of deferred stock compensation is based upon the vesting schedule of ISPSoft stock options that will be converted to DSET stock options in the merger.

             L) Reduction of interest income for the cash portion of the purchase price, assuming an effective interest rate of 6% per annum, which represents the average short-term interest earned on the Company's investment balances.

             M) Elimination of ISPSoft preferred stock dividends.

5. DSET has the option of issuing more shares to ISPSoft in order to qualify for a tax-free reorganization credit. This determination will be made at the consummation of the merger. In addition, DSET has the option of settling the earn-out in shares (as opposed to cash settlement). This determination will be made if and when such earn-out obligation is incurred. As a result, the above pro forma EPS calculation may decrease based on the number of additional shares that DSET issues to the shareholders of ISPSoft.